Exhibit 99.4

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS

LETTER TO REGISTERED HOLDERS AND DTC

PARTICIPANTS

relating to

TENDER OF UNREGISTERED 6 1/2% SENIOR NOTES DUE 2021

IN EXCHANGE FOR

REGISTERED 6 1/2% SENIOR NOTES DUE 2021

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2011 UNLESS EXTENDED (THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository Trust Company Participants:

We are enclosing herewith the materials listed below relating to the offer by Compagnie Générale de Géophysique-Veritas, a company organized under the laws of the Republic of France (the “Company”), to exchange its 6 1/2% Senior Notes due 2021 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 6 1/2% Senior Notes due 2021 (the “Outstanding Notes”) upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated [                    ], 2011, and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus dated [                    ], 2011;

2. Letter of Transmittal (together with accompanying Form W-9 Guidelines);

3. Notice of Guaranteed Delivery;

4. Instruction to Registered Holder or DTC Participant from Beneficial Owner; and

5. Letter which may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee (to accompany the instruction form referred to above) for obtaining such client’s instructions with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the exchange offer will expire on the expiration date, unless extended.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

To participate in the Exchange Offer, a beneficial holder must either (i) cause to be delivered to The Bank of New York Mellon (the “Exchange Agent”) at the address set forth in the Letter of Transmittal, Definitive Registered Notes in proper form for transfer together with a properly executed Letter of Transmittal or (ii) cause a DTC Participant to tender such holder’s Outstanding Notes to the Exchange Agent’s account maintained at the Depository Trust Company (“DTC”) for the benefit of the Exchange Agent through DTC’s Automated Tender Offer Program (“ATOP”), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC’s ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Outstanding Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that: (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the undersigned, (ii) neither the undersigned nor any such other person is engaged in or intends to engage in the distribution of such Exchange Notes, (iii) neither the undersigned nor any such other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes, (iv) if the undersigned or any such other person is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (v) if the undersigned or any such other person is a resident of the Commonwealth of Pennsylvania, it falls under the self- executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (vi) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an “affiliate”, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable, (vii) the undersigned or any such other person acknowledge and agree that any person who is a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, and (viii) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (vii) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission. Upon a request by the Company, it will deliver to the Company a legal opinion confirming its representation made in clause (viii) above. If the undersigned or such other person is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed “Instruction to Registered Holder or DTC Participant from Beneficial Owner” form contains an authorization by the beneficial owners of Outstanding Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from The Bank of New York Mellon.

Very truly yours,

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS OR THE BANK OF NEW YORK MELLON OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

2